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                            EXHIBIT 5
May 28, 1996

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

          RE:  Frontier Corporation
               Registration Statement on Form S-8
               Employees' Stock Option Plan

Ladies and Gentlemen:

I am an Attorney in the Legal Department of Frontier Corporation (the "Company") and have acted on behalf of the Company in connection with its Registration Statement on Form S-8 to register under the Securities Act of 1933, as amended, 8,000,000 shares of Common Stock of the Company to be issued pursuant to the Company's Employees' Stock Option Plan (the "Plan").

I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate in connection with rendering this opinion.

Based on the foregoing, I am of the opinion that the stock options in the Plan described in the Registration Statement have been duly authorized by the Company in accordance with the terms of the Plan.

I hereby consent to the filing of this opinion as an exhibit to the above mentioned Registration Statements on Form S-8 and any reference to me contained therein.

Very truly yours,

/s/ Karen Gratch

Karen Gratch
Attorney